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As filed with the U.S. Securities and Exchange Commission on November 19, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE NASDAQ STOCK MARKET, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	51-1165937 (I.R.S. Employer Identification No.)

One Liberty Plaza
New York, NY 10006
(212) 401-8742
(Address of Principal Executive Offices) (Zip Code)

The Nasdaq Stock Market, Inc. Equity Incentive Plan
(Full Title of the Plan)

Edward S. Knight, Esq.
The Nasdaq Stock Market, Inc.
One Liberty Plaza
New York, NY 10006
(Name and Address of Agent For Service)
 (202) 912-3000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount Of Registration Fee(3)

Common Stock, par value $.01 per share	4,500,000	$9.10	$40,950,000	$3,313.00

(1)
This registration statement is being filed for purposes of registering 4,500,000 additional shares of common stock, par value $.01 per share, of The Nasdaq Stock Market, Inc. ("Nasdaq") issuable pursuant to Nasdaq's Equity Incentive Plan. This does not include 20,000,000 shares of common stock issuable pursuant to the Equity Incentive Plan and previously registered on Registration Statement No. 333-70992 and to which the prospectus relating to this registration statement also relates. A registration fee of $39,821 was previously paid in connection with the registration of the 20,000,000 shares of common stock.

(2)
The maximum number of shares that may be issued under the Equity Incentive Plan is subject to adjustment upon the occurrence of certain events pursuant to the Equity Incentive Plan. Accordingly, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares that may be subject to grant or otherwise issuable after the occurrence of any such corporate transaction or event.

(3)
Estimated pursuant to Rule 457 (c) and (h) under the Securities Act solely for the purposes of calculating the amount of the registration fee, based on the average of the bid and asked price per share of Nasdaq's common stock, as reported on the OTC Bulletin Board on November 18, 2003.

EXPLANATORY NOTE

        This registration statement registers 4,500,000 additional shares of the common stock of Nasdaq that may be issued pursuant to the Equity Incentive Plan for which a registration statement on Form S-8 has been filed and is effective. As permitted by General Instruction E to Form S-8, this registration statement hereby incorporates by reference the information contained in the earlier Registration Statement on Form S-8 (File No. 333-70992), including all amendments, attachments and exhibits thereto, that was originally filed with the Securities and Exchange Commission (the "Commission") on October 4, 2001.

        The Equity Incentive Plan has been amended to increase the number of shares of Nasdaq common stock that may be issued pursuant to awards under the plan from 20,000,000 to 24,500,000 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        Nasdaq hereby incorporates by reference into this registration statement the following documents, which have been filed by it with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

  (a)
  Annual Report on Form 10-K, filed on March 31, 2003;

  (b)
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on May 9, 2003;

  (c)
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed on August 14, 2003;

  (d)
  Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed on November 14, 2003;

  (e)
  Nasdaq's Current Reports on Form 8-K filed with the Commission on April 15, 2003, April 30, 2003, May 8, 2003, August 5, 2003 and November 5, 2003 (except in each case to the extent furnished pursuant to Item 9 or Item 12); and

  (f)
  The description of Nasdaq's common stock set forth under the caption "Item 11. Description of Registrant's Securities to be Registered" in the Form 10, filed on April 30, 2001, as amended, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents filed by Nasdaq subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

        The following exhibits are filed as part of this registration statement or, where so indicated, have been previously filed and are incorporated herein by reference:

Exhibit

Number	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the securities being registered.
10.1	The Nasdaq Stock Market, Inc. Equity Incentive Plan (incorporated by reference to Nasdaq's Registration Statement on Form 10 (Registration No. 000-32651)).
10.1.1	First Amendment to The Nasdaq Stock Market, Inc. Equity Incentive Plan (incorporated by reference to Nasdaq's Quarterly Report on Form 10-Q for the quarter ended on June 30, 2002).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Power of Attorney.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 19th day of November, 2003.

THE NASDAQ STOCK MARKET, INC.
By:	/s/ ROBERT GREIFELD Robert Greifeld President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 19th day of November, 2003.

Signatures	Title

/s/ ROBERT GREIFELD Robert Greifeld	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ DAVID P. WARREN David P. Warren	Chief Financial Officer (Principal Financial Officer)
/s/ RONALD HASSEN Ronald Hassen	Controller (Principal Accounting Officer)
* H. Furlong Baldwin	Chairman of the Board
* Frank E. Baxter	Director
* Michael Casey	Director
* Michael W. Clark	Director
* William S. Cohen	Director
* Lon Gorman	Director
* John P. Havens	Director
* F. Warren Hellman	Director

* Thomas M. Joyce	Director
* John D. Markese	Director
* Thomas F. O'Neill	Director
* James S. Riepe	Director
* Arthur Rock	Director
* Arvind Sodhani	Director
* Sir Martin Sorrell	Director
* Thomas G. Stemberg	Director
* Thomas W. Weisel	Director
* Mary Jo White	Director
* Arshad R. Zakaria	Director
*By: /s/ EDWARD S. KNIGHT Edward S. Knight	Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description	Page
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the securities being registered.
10.1	The Nasdaq Stock Market, Inc. Equity Incentive Plan (incorporated by reference to Nasdaq's Registration Statement on Form 10 (Registration No. 000-32651)).
10.1.1	First Amendment to The Nasdaq Stock Market, Inc. Equity Incentive Plan (incorporated by reference to Nasdaq's Quarterly Report on Form 10-Q for the quarter ended on June 30, 2002).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Power of Attorney.

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EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX